CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A for Beacon Accelerated Return Strategy Fund and Beacon Planned Return Strategy Fund, each a series of ALPS Series Trust, and to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 29, 2017, relating to the financial statements and financial highlights of Clarkston Partners Fund, Clarkston Fund, Clarkston Select Fund, Clarkston Founders Fund, Cognios Market Neutral Large Cap Fund and DDJ Opportunistic High Yield Fund, and the consolidated financial statements and consolidated financial highlights of Insignia Macro Fund, each a series of ALPS Series Trust, for the year or period ended September 30, 2017, and to the references to our firm under the headings “Financial Highlights” or “Consolidated Financial Highlights”, as applicable, in the Prospectuses and “Disclosure of Portfolio Holdings”, “Other Information about the Fund”, and “Financial Highlights” or “Consolidated Financial Highlights”, as applicable, in the Statements of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

January 29, 2018